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                                                                      EXHIBIT 21
                                                                Plexus 2003 10-K

1. Plexus Services Corp. ("Services"), a Nevada corporation and subsidiary of Plexus Corp. [Will merge into PEAC on 12/31/03]

         a. Plexus Electronic Assembly Corp. ("PEAC"), a Nevada corporation and subsidiary of Services [Name will change to "Plexus Services Corp." on 12/31/03 upon the merger of Services into PEAC]

                  (i) Plexus Intl. Sales & Logistics, LLC ("PISL"), a Delaware LLC and subsidiary of PEAC

                  (ii) Plexus QS, LLC, ("PQS"), a Delaware LLC and subsidiary of PEAC

                  (iii) Plexus Electronica S.de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS

                  (iv) Plexus Servicios, S.de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS

         b. Plexus Technology Group, Inc., a Nevada corporation and subsidiary of Services. [Will merge into PEAC on 12/31/03]

2. Plexus International Services, Inc. ("PISI"), a Nevada corporation and subsidiary of Plexus Corp.

         a. Plexus Corp. Limited ("PCL"), a United Kingdom corporation and subsidiary of PISI

                  (i) Plexus Corp. (UK) Limited ("PCUKL"), a United Kingdom corporation and subsidiary of PCL

                  (ii) Plexus Corp. (Kelso) Limited, a United Kingdom corporation and subsidiary of PCUKL (inactive)

                  (iii) Plexus Corp. (Maldon) Limited, a United Kingdom corporation and subsidiary of PCUKL (inactive)

         b. Plexus International, LLC, an Oregon limited liability company and subsidiary of PISI

         c. Plexus Asia, Ltd. ("PAL"), a British Virgin Islands corporation

                  (i) Plexus (Xiamen) Co., Ltd., a Peoples' Republic of China corporation and subsidiary of PAL

                  (ii) Plexus Manufacturing Sdn. Bhd., a Malaysia corporation and subsidiary of PAL

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         d.       Plexus Technology Group, Limited, a United Kingdom corporation and subsidiary of PISI (inactive)

3. Plexus ABS, Inc., a Nevada corporation and subsidiary of Plexus Corp. [Will merge into Plexus Corp. on 12/31/03]

4. PTL Information Technology Services Corp., a Nevada corporation and subsidiary of Plexus Corp.